CONTRACT FOR OUTSIDE PURCHASE OF
                           GARMENTS OR C.M.T. SERVICES

                                   DATED AS OF


                                  APRIL 4, 2000


                                     BETWEEN


                               CHIC BY H.I.S, INC.


                                       AND


                               VF JEANSWEAR, INC.

                        CONTRACT FOR OUTSIDE PURCHASE OF
                           GARMENTS OR C.M.T. SERVICES


     AGREEMENT dated as of April 4, 2000 between VF Jeanswear, Inc., an Alabama corporation ("BUYER") and Chic by H.I.S, Inc., a Delaware corporation (the "CONTRACTOR"),

     WITNESSETH:

          WHEREAS,   Contractor   conducts  a  business  in  which  it  designs,
manufactures and distributes moderately priced jeans, casual pants, shorts and other items of apparel (the "BUSINESS");

          WHEREAS, Buyer desires to purchase certain assets from Contractor, and Contractor desires to sell certain assets to Buyer, upon the terms and subject to the conditions set forth in that certain Asset Purchase Agreement between VF Corporation, a Pennsylvania corporation and parent of Buyer "PARENT"), Contractor and certain affiliates of Contractor dated as of the date hereof and executed simultaneously herewith (the "ASSET PURCHASE AGREEMENT");

          WHEREAS, Buyer desires to procure from Contractor certain services, including the manufacture and shipping of certain products by Contractor, including certain CHIC branded products, and Contractor desires to provide such services; and

          WHEREAS, simultaneously with the execution of this Agreement and the Asset Purchase Agreement, Contractor and Wrangler Clothing Corp. ("WRANGLER"), a subsidiary of Parent, are executing a License Agreement pursuant to which Wrangler grants Contractor a license to produce and sell certain "core products" through April 30, 2000 and certain "non-core products" through June 30, 2000 and Parent and CHIC are executing a Letter Agreement relating to the acquisition by Parent of H.I.S. Sportswear AG ("HIS"), a German corporation (AKTIENGESELLSCHAFT), including the shares of HIS owned by Contractor;

          The parties hereto agree as follows:

     1.   Contractor  hereby agrees to manufacture  for Buyer by December
31, 2000, and Buyer hereby agrees to accept from Contractor, one million units of product, as such product shall be ordered from time to time by Buyer, in reasonable quantities consistent with standard industry practice, by delivering a standard form contract substantially similar to Schedule I hereto (the "STANDARD CONTRACT") to Contractor, which Standard Contract shall include quality, delivery and pricing standards that shall not be more stringent than the standards demanded of Buyer's other contractors and shall include specifications for body material, trim items, thread, stitching, construction details, packaging and otherwise. Contractor shall not substitute any material not specified by Buyer in a Standard Contract for use in such manufacturing unless specially agreed to by Buyer. All of the terms of any such Standard Contract, upon delivery to Contractor, shall be considered a part hereof. Buyer shall be under no obligation to purchase the one million units, or any portion thereof, unless Contractor agrees to meet the quality, delivery and pricing standards included in each Standard Contract delivered to Contractor. Each of Buyer and Contractor acknowledges that for those Core and Non-Core Products that have been ordered and/or identified as of the date of this Agreement, quality, delivery and pricing standards have been agreed and such standards shall be deemed adequate for all purposes for such Core and Non-Core Products for future orders.

     2. Subject to consummation of the acquisition of HIS by Parent, Buyer hereby agrees to purchase from Contractor by December 31, 2000, in addition to the one million units specified in Section 1 above, a further two million units of product, as such additional two million units (less any previously ordered units in excess of the one million units specified in Section 1 above) shall be ordered from time to time in reasonable quantities consistent with standard industry practice pursuant to a Standard Contract. Buyer shall be under no obligation to purchase the two million units, or any portion thereof, unless (i) the acquisition of HIS by Parent is consummated and (ii) Contractor agrees to meet the quality, delivery and pricing standards included in each Standard Contract delivered to Contractor.

     3.  This Agreement shall be terminable by either Buyer or Contractor upon the occurrence of any of the following: (i) mutual agreement of Buyer and Seller to terminate evidenced in writing; (ii) breach of this Agreement by Contractor; or (iii) material breach of any individual Standard Contract by Contractor. Termination of a Standard Contract pursuant to Article 16 of such Standard Contract shall not constitute grounds for termination of this Agreement.

     4. Failure to deliver the total quantity specified in any individual Standard Contract upon the delivery terms agreed in such Standard Contract shall reduce the overall commitments in Section 1 or Section 2 above, as relevant, by the quantity that has not been so delivered upon the terms of such Standard Contract.

     5. Buyer shall not be responsible for any consequential or incidental damages arising from breach of this Agreement by Buyer or otherwise, and Contractor shall not have the right to and shall not seek to recover any such consequential or incidental damages from Buyer and shall have no recourse against Buyer for such damages.

                                   SCHEDULE I

                                  VF JEANSWEAR

                                                         CONTRACT NUMBER:
                              VF JEANSWEAR, INC.         [           ]
                             OUTSIDE PURCHASE OF
                                 GARMENTS
CONTRACTOR:                    OR C.M.T. SERVICES
CHIC BY H.I.S., INC.         WITH VF JEANSWEAR, INC.
1372 BROADWAY                   P.O. BOX 21488           SHIP TO:
NEW YORK, NY  10018          GREENSBORO, NC. 27420-1488  VF JEANSWEAR

  VF JEANSWEAR    SIZE                                                 DELIVERY
  LOT NUMBER     RANGE         GARMENT DESCRIPTION    PRICE   DOZENS   DATE
                                                      $
                                                      $
                                                      $
                                                      $
Price includes cutting and assembly (including thread, zippers, linings, and pre-cut hip pockets), washing, pressing, put up and pack (including swiftachs). All customs, brokerage fees, transportation and insurance are also included in price.

PRODUCTION LOCATION: [Mexico]          F.O.B. [          ]
TERMS:  [Net 20 days]

1. Contractor hereby agrees to manufacture for Buyer the goods described above in accordance with the Buyer specifications for body material, trim items, thread, stitching, construction details, packaging and otherwise that are attached hereto, made a part hereof and hereby incorporated by reference herein. The other terms of this contract shall be as stated above, on the face hereof or in an attachment hereto. Contractor shall not substitute any material not specified by Buyer for use in such manufacturing unless specially agreed to by Buyer.

2. Contractor will agree to a Buyer compliance inspection/ audit at all of the facilities that will be used in the producing of programs for Buyer. This audit is to ensure that Contractor is providing a safe work environment for employees and is also complying with local, state, and government regulations pertaining to age, wages, etc. Failure to pass audit (or meet compliance requirements) will terminate contract.

3. Buyer will supply piece goods to Contractor in sufficient quantities to manufacture the garments required under this contract in accordance with the quantity allowed. Contractor covenants that any and all purchases of fabric or other items by Contractor required in his performance of this contract will be made in compliance with the Flammable Fabrics Act, as amended, and regulations issued thereunder by the Consumer Product Safety Commission. Furthermore, Contractor agrees to indemnify and hold Buyer harmless from any loss or expense Buyer may suffer as a result of any claim, of whatever nature, or any administrative proceeding, in which a Buyer violation of the Flammable Fabrics Act is alleged in connection with Contractors performance of this contract.

4. Contractor warrants that it will manufacture the goods that are the subject of this contract in accordance with all specifications supplied by Buyer and that the goods (excluding marked irregulars) will be free from defects in material and workmanship.

5. Buyer will ship (or have outside suppliers ship) to Contractor all items Buyer has agreed to supply Contractor for the manufacture of the goods. Buyer will pay the freight costs for such shipments to Contractor; however, Contractor will pay freight costs relating to shipment of items Contractor has agreed to supply.

6. Buyer will furnish country of origin affidavits for all trim and piece goods supplied. Buyer will supply logo trim items and other specified trim items agreed to in sufficient quantifies to manufacture the garments required under this contract with an additional 4% waste allowance. Contractor will be held responsible for control and maintenance of a book inventory of items provided by Buyer. Contractor will be billed at purchase price for any shortages. Contractor agrees to assume financial responsibility for usage in excess of these amounts. Contractor will be held responsible for excessive usage of fabric. Planned yardage vs. actual yardage must not exceed 2% without prior written consent on specific items.

7. Parties agree that inspections by Buyer auditors will be made at Contractor facility on a sampling basis in accordance with Buyer procedures and acceptance standards. Further sampling inspections will be done at receiving location for acceptance/ rejection. Rejected shipments will be returned to a specified Contractor location for repair and inspection at the expense of Contractor. Buyer will pay for irregular garments at the price as stated below. Contractor agrees to remove all labels from garments rejected by Buyer and returned to Contractor. The garments become the property of Contractor, who may dispose of them only after all labels have been removed.

8. As used in this contract the term "irregulars" shall be defined to mean garments that fail to meet Buyer quality standards because of defects in workmanship, materials, measurement, laundry finishes or otherwise. Buyer will accept and pay the regular contract price for irregulars representing no more than 3% of any shipment. For additional irregulars above 3% of any shipment up to 4% of the shipment Buyer will pay 75% of the contract price. Buyer will pay 50% of the contract price for any irregulars in excess of 4% of any shipment.

9. Contractor agrees to maintain insurance and assumes the risk of loss for all Buyer fabric and trim supplied to Contractor under this contract. Buyer will charge back to Contractor the purchase price cost of Buyer supplied fabric and trim on any units reported cut but not shipped.

10. Contractor agrees to assume risk of loss for all finished goods prior to delivery to Buyer. Delivery shall be deemed to take place when Contractor places the goods on a Buyer truck or the goods have been loaded on commercial carrier consigned to a Buyer location.

11. In accordance with Buyers instructions, Contractor will ship all completed goods to designated Buyer receiving locations. Contractor will be responsible for freight, insurance, etc. of finished goods to specified destination. Buyer will pay all freight charges for shipments of finished goods from F.O.B. designated above, however, Buyer will charge back against amounts owed to Contractor any freight charges or other expenses Buyer incurs as a result of a shipment by Contractor that is rejected by Buyer for substantial nonconformity with the specifications.

12. Contractor will ship finished goods within 30 working days from cut issuance (this will be referred to as cycle time or work in process). Buyer will deduct 5% of agreed upon price for finishes shipped 10 working days after scheduled finished date. An additional 5% of agreed upon price will be deducted for every 5 working days thereafter.

13. Sales samples shall be paid for at twice the contract purchase price of the production service (two times CMT price) per unit, unless such samples are furnished from regular production or scheduled delivery date is not met.

14. Within thirty (30) days of the completion or termination of this contract, Contractor will submit to Buyer a complete inventory of finished goods, work in process, piece goods and findings in Contractor's possession that are owned by Buyer or are, upon Buyer's request, to be invoiced to Buyer. Any such items not returned to Buyer as excess materials, based upon the allowed yards, pounds or quantities specified in this contract, will be charged at purchase price against Contractor by Buyer and deducted by Buyer from any amounts due to Contractor.

15. Contractor will comply with Buyer instructions and procedures as attached or otherwise made known to Contractor to assure that adequate records of production and material are maintained at all times. Contractor agrees that title to all materials supplied or paid for by Buyer for use in Contractor's performance of this contract shall remain at all times in Buyer and that the materials furnished to Contractor by Buyer for Contractor's performance of this contract will not be intermingled with Contractor's goods and will be used by Contractor solely in performance of this contract. Contractor agrees to execute and deliver to Buyer, upon request, any documents that may be reasonably necessary to give adequate notice to others of Buyer's ownership of materials used to manufacture goods under this contract.

16. This contract shall end no later than December 31, 2000. Buyer, at its option, will have the right to terminate this contract upon thirty (30) days notice to Contractor or otherwise upon the happening of specific events as stated herein.

17. Contractor agrees that it will not assign this contract, and any assignment without Buyer's advance agreement in writing shall render this contract immediately voidable at Buyer's option. The term "assignment' shall be defined to include, but not necessarily be limited to, any rights or delegation of duties under this contract by Contractor. In addition, Buyer may immediately terminate this contract upon the happening of any of the following events: The filing of a petition under the Bankruptcy Laws of the United States, whether voluntarily or involuntary, by or against
     Contractor; the initiation by or against Contractor of any insolvency action, no matter how denominated, in any state court or any composition of creditors; the acquisition of control of Contractor by other legal person or any change of ownership of Contractor.

18. This contract will be interpreted under the laws of the state of North Carolina including the Uniform Commercial Code and venue for any action arising out of performance or enforcement of this contract will be in the Guilford County Superior Court and the United

     States Federal Court for the Middle District of North Carolina, both of which are located in Greensboro, North Carolina.

19. Contractor acknowledges that during performance of this contract Buyer may disclose to Contractor certain trade secrets, proprietary information or other confidential data, systems or methods of Buyer. Contractor agrees not to disclose to anyone or use for its own benefit without Buyer's written authorization any trade secrets or other information disclosed to Contractor by Buyer and considered by Buyer to be secret, confidential or proprietary.

20. If any term of this contract is found invalid, void or unenforceable, then that term will be severed from the contract and all remaining terms shall continue to be in full force and effect.

21. This contract is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof. This agreement can be amended only in writing signed by the parties hereto or their duly authorized agents.

22. The documents below are hereto and hereby incorporated by reference within this contract and supplied to Contractor by Buyer:

     Garment Specification Sheet               Contractor Reporting Requirements
     Appropriate Defect Classification List    Master Production Schedule
     Body Measurement Specifications           Packing/Shipping Instructions

IN CONSIDERATION OF THESE MUTUAL COVENANTS AND PROMISES, Buyer and Contractor executed this contract by their duty authorized representatives on the date stated herein.

               IN CONSIDERATION OF THESE MUTUAL COVENANTS AND PROMISES, Buyer and Contractor executed this contract by their duly authorized representatives as of the date first above written.


                      VF JEANSWEAR, INC.


                      BY:    /S/ CANDACE S. CUMMINGS

                             NAME: CANDACE S. CUMMINGS

                             TITLE:     VICE PRESIDENT



                      CHIC BY H.I.S, INC.

                      BY:    --------------------------

                             NAME:

                             TITLE:

               IN CONSIDERATION OF THESE MUTUAL COVENANTS AND PROMISES, Buyer and Contractor executed this contract by their duly authorized representatives as of the date first above written.


                      VF JEANSWEAR, INC.

                      BY:    -------------------------

                             NAME:

                             TITLE:



                      CHIC BY H.I.S, INC.

                      BY:       /S/
                             --------------------------

                             NAME:

                             TITLE: